Exhibit 99.1

Press Release

For Release, 9:10AM ET October 21, 2021

Neonode Announces $14 Million Registered Direct Offering

STOCKHOLM, SWEDEN, October 21, 2021 — Neonode Inc. (NASDAQ: NEON), today announced it has agreed to place with certain Swedish and European investors 1,808,000 shares of its common stock at a purchase price of $7.75 per share in a registered direct offering. The closing of the offering is expected to occur on or about October 25, 2021, subject to the satisfaction of customary closing conditions.

The Company plans to use the net proceeds from the offering for continued investments in sales and marketing to create greater awareness and drive demand for contactless touch and Neonode’s Touch Sensor Modules, for supporting the expected growth of the Company’s Touch Sensor Module production volumes, and for general corporate and working capital purposes.

Pareto Securities is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-255964) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from Pareto Securities at clientservice.se@paretosec.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For more information, please contact:

Investor Relations

David Brunton

E-mail: david.brunton@neonode.com

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, as amended. These include, but are not limited to, statements relating to expectations, future performance or future events, including those relating to the timing and completion of the proposed offering and other statements that are predictive in nature. These statements may be identified by the use of forward-looking expressions, including but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

Such factors include risks and uncertainties associated with market conditions and the Company’s ability to satisfy customary closing conditions associated with the offering and the risk factors discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering . You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.